                                                                   Exhibit 10.13

                          RESTATED EMPLOYMENT AGREEMENT
                          -----------------------------


                  This RESTATED EMPLOYMENT AGREEMENT ("Agreement") effective as of January 1, 1999, between Penton Media, Inc. (formerly known as Penton Publishing, Inc.), a Delaware corporation (the "COMPANY"), and Thomas L. Kemp ("EXECUTIVE").

                                   WITNESSETH:

                  WHEREAS, Executive is presently the Chief Executive Officer of the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Company;

                  WHEREAS, the Company recognizes that, as is the case with many publicly held companies, the possibility of a Change of Control (as that term is hereafter defined) exists;

                  WHEREAS, the Company wishes to assure itself of both present and future continuity of management in the event of any Change of Control;

                  WHEREAS, the Company wishes to ensure that certain of its executives are not practically disabled from discharging their duties upon a Change of Control; and

                  WHEREAS, the Company and Executive currently are parties to an Employment Agreement (the "PRIOR AGREEMENT") providing certain benefits, and the Company and Executive desire to amend and restate the Prior Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. EMPLOYMENT. The Company shall employ Executive, and Executive accepts continued employment with the Company as of the date hereof, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 5 hereof (the "EMPLOYMENT PERIOD").

                  2. POSITION AND DUTIES.

                  (a) During the Employment Period, Executive shall serve as the chief executive officer of the Company and, subject to the management of the business and affairs of the Company at the direction of the Board of Directors of the Company (the "BOARD"), shall have the normal duties, responsibilities and authority of an executive serving in such position, including without limitation the development of short- and long-term operating plans, the development of operating and capital budgets, the overseeing of Company personnel and the development of compensation proposals and proposals for acquisitions and dispositions. Executive shall have the title Chief Executive Officer of the Company, subject to the power of the Board to change such title to President and Chief Executive Officer or some combination thereof. During the Employment Period, Executive shall also serve as a director of the Company for so long as the Board (or a nominating committee of the Board) nominates him to that position and he is elected to it and as a director of any affiliate of the Company designated by the Board for so long as the Board causes him to be elected to such position.

                  (b) Executive shall report to the Board.

                  (c) During the Employment Period, Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods, reasonable periods of illness or other incapacity, and, provided such activities do not have more than a DE MINIMIS effect on Executive's performance of his duties under this Agreement, participation in charitable and civic endeavors and management of Executive's personal investments and business interests) to the business and affairs of the Company, its subsidiaries and affiliates. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

                  (d) Executive shall perform his duties and responsibilities principally in the Cleveland, Ohio metropolitan area, and shall not be required to travel outside that area any more extensively than he has done in the past in the ordinary course of the business of the Company.

                  3. COMPENSATION AND BENEFITS.

                  (a) SALARY. The Company agrees to pay Executive a salary during the Employment Period in monthly installments. Executive's initial salary shall be $470,000 per year. The Compensation Committee of the Board (or, if there is no such Committee, the Board) shall review Executive's salary from time to time and may, in its sole discretion, increase it.

                  (b) BONUS(ES). Effective January 1, 1999 and for subsequent years, Executive will be eligible for an annual bonus (the "Target Bonus") based on the achievement of specified Company goals (as determined by the Compensation Committee of the Board (or, if there is no such Committee, the Board) with input from Executive). Any bonus payable pursuant to this subparagraph (b) may, at the discretion of the Compensation Committee of the Board (or, if there is no such Committee, the Board), after considering any preference expressed by Executive, be paid in the form of cash, in a Performance Shares Award related to shares of the Company's Common Stock or in a combination of both.

                  (c) STOCK OPTIONS. The Company has adopted a plan (the "1998 STOCK OPTION PLAN") pursuant to which options to purchase shares of the Company's Common Stock, and other equity-based incentive compensation awards, may be granted to Executive and other officers of the Company. Executive shall be eligible to receive grants of options and other awards under the 1998 Stock Option Plan, at the discretion of the Compensation Committee of the Board (or, if there is no such Committee, the Board). Under the terms of the 1998 Stock Option Plan, the Compensation Committee of the Board (or, if there is no such Committee, the Board) has the right to amend the 1998 Stock Option Plan. If, at the time of the grant of any option pursuant to this paragraph (c), the issuance of shares upon exercise thereof has not been registered under the Securities Act of 1933, as amended, it shall be a condition to such grant that Executive execute and deliver to the Company a certificate confirming that Executive is an accredited investor (as such term is used in Regulation D under such Act) and including transfer restrictions and other provisions customary in connection with grants under such circumstances. Each option to be granted as set forth above shall be substantially in the form of EXHIBIT 1 attached to this Agreement, except that it is understood that reference to any then existing registration statement or related plan information document in EXHIBIT 1, or its equivalent, shall be included if and only if the same exists at the time of grant and is relevant to such option.

                  (d) EXPENSE REIMBURSEMENT. The Company shall reimburse Executive for all reasonable expenses incurred by him during the Employment Period in the course of performing his duties under this Agreement that are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements applicable generally with respect to reporting and documentation of such expenses. Executive acknowledges that under the Company's current air travel reimbursement policy, reimbursement is limited to coach fare (plus Executive's cost of any upgrade certificates used to upgrade to first class) on travel within the United States and is limited to business class fare on travel to and from foreign cities.

                  (e) STANDARD EXECUTIVE BENEFITS PACKAGE. In addition to the salary, bonus(es), stock options and expense reimbursements payable to Executive pursuant to this paragraph 3, Executive shall be entitled during the Employment Period to participate, on the same basis as other executives of the Company, in the Company's Standard Executive Benefits Package. The Company's "STANDARD EXECUTIVE BENEFITS PACKAGE" means those benefits (including insurance, vacation, Company car or car allowance, equity-based benefits, and other benefits) for which substantially all of the executives of the Company are from time to time generally eligible, as determined from time to time by the Board. Without limiting the generality of the foregoing, Executive and the Company acknowledge and agree that, for purposes of vacation benefits included in the Standard Executive Benefits Package, Executive has been credited with 22 years of service in addition to his actual period of service with the Company.

                  (f) ADDITIONAL BENEFITS. In addition to participation in the Company's Standard Executive Benefits Package pursuant to this paragraph, Executive shall be entitled during the Employment Period to:

                  (i) additional term life insurance coverage in an amount equal to Executive's salary, but only if and so long as such additional coverage is available at standard rates from the insurer providing term life insurance coverage under the Standard Executive Benefits Package or from a comparable insurer acceptable to the Company;

                  (ii) supplementary long-term disability coverage in an amount that will include maximum covered annual compensation of $330,000 and maximum monthly payments of $18,333, but only if and so long as such supplementary coverage is available at standard rates from the insurer providing long-term disability coverage under the Standard Executive Benefits Package or a comparable insurer acceptable to the Company;

                  (iii) in the event the Employment Period ends at a time when Executive is not entitled to all of the benefits under the tax-qualified pension plan and tax-qualified defined contribution plan (401(k) plan) of the Company included in the Standard Executive Benefits Package to which he would have been entitled had he been fully vested under such plans at the beginning of the Employment Period, a supplemental payment (independent of any plan) promptly following the end of the Employment Period equal to the sum of (A) the discounted present value of his accrued but unvested future payments (on a straight life basis) under such pension plan, calculated using the discount rate and actuarial methods and procedures then utilized under such plan and (B) the unvested portion of his account under such defined contribution plan; and

                  (iv) pursuant to authorization by the Compensation Committee of the Board (or, if there is no such Committee, the Board), participation in the Penton Media, Inc. Supplemental Executive Retirement Plan (the "SERP"), effective August 7, 1998, as currently in effect, except that (A) the beginning date for accrual of a benefit shall be the date on which Executive's employment with the Company began and (B) no benefit shall be payable thereunder unless the Employment Period shall end five years or more after the beginning thereof (or, if the Employment Period ends early pursuant to paragraph 5 hereof, within such five years on account of a Termination without Cause, a Termination by Executive for Good Reason or a Termination Following a Change of Control, provided that the date on which (without any extension thereof) the Employment Period is then scheduled to end shall be five years or more after the beginning of the Employment Period).

                  (g) INDEMNIFICATION. With respect to Executive's acts or failures to act during the Employment Period in his capacity as a director, officer, employee or agent of the Company, Executive shall be entitled to indemnification from the Company, and to liability insurance coverage (if any), on the same basis as other directors and officers of the Company.

                  4. ADJUSTMENTS. Notwithstanding any other provision of this Agreement, it is expressly understood and agreed that if there is a significant reduction in the level of the business to which Executive's duties under this Agreement relate, the Compensation Committee of the Board (or, if there is no such Committee, the Board) may make adjustments in "EXECUTIVE'S REFERENCE SALARY" (i.e., Executive's initial salary or, in the event the Employment Period has been extended pursuant to paragraph 5(b) hereof, Executive's salary on the date on which the most recent such extension occurred) as the Compensation Committee of the Board (or, if there is no such Committee, the Board) deems appropriate to reflect such reduction.

                  5. EMPLOYMENT PERIOD.

                  (a) Except as hereinafter provided, the Employment Period shall continue until, and shall end upon, the third anniversary of the date on which the Employment Period begins.

                  (b) On each anniversary of the date on which the Employment Period begins which precedes Executive's sixty-fifth birthday by more than two years, unless the Employment Period shall have ended early pursuant to (c) below or either party shall have given the other party written notice that the extension provision in this sentence shall no longer apply, the Employment Period shall be extended for an additional year (unless Executive's sixty-fifth birthday occurs during such additional year, in which event the Employment Period shall be extended only until such birthday). In no event shall the Employment Period be extended beyond Executive's sixty-fifth birthday except by mutual written agreement of the Company and Executive.

                  (c) Notwithstanding (a) and (b) above, the Employment Period shall end early upon the first to occur of any of the following events:

                  (i)      Executive's death;

                  (ii) Executive's retirement upon or after reaching age 65 ("RETIREMENT");

                  (iii) the Company's termination of Executive's employment on account of Executive's having become unable (as determined by the Board in good faith) to regularly perform his duties hereunder by reason of illness or incapacity for a period of more than six (6) consecutive months ("TERMINATION FOR DISABILITY");

                  (iv) the Company's termination of Executive's employment for Cause ("TERMINATION FOR CAUSE");

                  (v) the Company's termination of Executive's employment other than a Termination for Disability or a Termination for Cause ("TERMINATION WITHOUT CAUSE");

                  (vi) Executive's termination of Executive's employment for Good Reason by means of advance written notice to the Company at least thirty (30) days prior to the effective date of such termination identifying such termination as a Termination by Executive for Good Reason and identifying the Good Reason ("TERMINATION BY EXECUTIVE FOR GOOD REASON") (it being expressly understood that Executive's giving notice that the extension provision in the first sentence of paragraph 5(b) hereof shall no longer apply shall not constitute a Termination by Executive for Good Reason);

                  (vii) Executive's termination of Executive's employment for any reason other than Good Reason, by means of advance written notice to the Company at least one hundred twenty (120) days prior to the effective date of such termination identifying such termination as a Termination by Executive with Advance Notice ("TERMINATION BY EXECUTIVE WITH ADVANCE NOTICE") (it being expressly understood that Executive's giving notice that the extension provision in the first sentence of paragraph 5(b) hereof shall no longer apply shall not constitute a Termination by Executive with Advance Notice); or

                  (viii) the termination of Executive's employment (A) on account of a Termination without Cause before the second anniversary of a Change of Control, (B) on account of a Termination by Executive for Good Reason before the second anniversary of a Change of Control or (C) in connection with but prior to a Change of Control and following the commencement of any discussion with any third party that (i) requests or suggests that Executive's employment be terminated, and (ii) ultimately engages in a Change of Control (collectively, "TERMINATION FOLLOWING A CHANGE OF CONTROL").

                  (d)      For purposes of this Agreement, "CAUSE" shall mean:

                  (i) the commission by Executive of a felony or a crime involving moral turpitude;

                  (ii)     the commission by Executive of a fraud;

                  (iii) the commission by Executive of any act involving dishonesty or disloyalty with respect to the Company or any of its subsidiaries or affiliates that harms or damages any of them to any extent;

                  (iv) conduct by Executive that brings the Company or any of its subsidiaries or affiliates into substantial public disgrace or disrepute;

                  (v) gross negligence or willful misconduct by Executive with respect to the Company or any of its subsidiaries or affiliates;

                  (vi) repudiation of this Agreement by Executive or Executive's abandonment of his employment with the Company (it being expressly understood that a Termination by Executive for Good Reason or a Termination by Executive with Advance Notice shall not constitute such a repudiation or abandonment);

                  (vii) breach by Executive of any of the agreements in paragraph 8 hereof prior to the end of the Employment Period; or

                  (viii) any other breach by Executive of this Agreement which is material and which is not cured within thirty (30) days after written notice thereof to Executive from the Company.

                  (ix) Notwithstanding the foregoing, Executive shall in no event be deemed to have been terminated for "Cause" hereunder unless prior to his termination there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the non- employee Directors then in office at a meeting of the Board called and held for such purpose, after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel (if Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. While such a determination will be a condition precedent for the existence of "Cause" for purposes of this Agreement, such a determination will not be determinative or create a presumption that "Cause" in fact exists and nothing herein will limit the right of Executive or his beneficiaries to contest the validity or propriety of any such determination.

                  (e) For purposes of this Agreement, "GOOD REASON" shall mean:

                  (i) any downward adjustment by the Board in Executive's Reference Salary pursuant to paragraph 4 hereof or any downward adjustment by the Board in Executive's Target Bonus; or

                  (ii) the Company's giving notice that the extension provision in the first sentence of paragraph 5(b) hereof shall no longer apply; or

                  (iii) any breach by the Company of this Agreement which is material and which is not cured within thirty (30) days after written notice thereof to the Company from Executive.

                  (f) For purposes of this Agreement, "CHANGE OF CONTROL" shall mean the occurrence of any of the following events during the Employment Period:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either: (A) the then-outstanding shares of common stock of the Company (the "Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Stock"); PROVIDED, HOWEVER, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, a subsidiary of the Company or the Harris Group, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (iii) of this paragraph 5(f); or

                  (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than a majority of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination, the Harris Group or any employee benefit plan (or related trust) sponsored or maintained by the Company, a subsidiary of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  (v) For purposes of this paragraph 5(f), the "Harris Group" shall mean Messrs. Irving B. Harris, Neison Harris, King Harris, William W. Harris and June H. Barrows, and their respective spouses, descendants and spouses of descendants, trustees of trusts established for the benefit of such persons (acting in their capacity as trustees of such trusts), and executors of estates of such persons (acting in their capacity as executors of such estates), and each person of which any of the foregoing owns (i) more than fifty percent (50%) of the voting stock or other voting interests and (ii) stock or other interests representing more than fifty percent (50%) of the total value of the stock or other interests of such person.

                  6. POST-EMPLOYMENT PERIOD PAYMENTS.

                  (a) If the Employment Period ends on the date on which (without any extension thereof) it is then scheduled to end pursuant to paragraph 5 hereof, or if the Employment Period ends early pursuant to paragraph 5 hereof for any reason, Executive shall cease to have any rights to salary, bonus (if any), options, expense reimbursements or other benefits other than:
(i) any salary which has accrued but is unpaid, any reimbursable expenses which have been incurred but are unpaid, and any unexpired vacation days which have accrued under the Company's vacation policy but are unused, as of the end of the Employment Period, (ii) any option rights or plan benefits which by their terms extend beyond termination of Executive's employment (but only to the extent provided in any option theretofore granted to Executive or in the SERP or any other benefit plan in which Executive has participated as an employee of the Company), (iii) any benefits to which Executive is entitled under Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("COBRA"), and (iv) any other amount(s) payable pursuant to the succeeding provisions of this paragraph 6.

                  (b) If the Employment Period ends pursuant to paragraph 5 hereof on Executive's sixty-fifth birthday, or if the Employment Period ends early pursuant to paragraph 5 hereof on account of Executive's death, Retirement (provided such Retirement is not a Termination Following a Change of Control) or Termination for Disability, the Company shall make no further payments to Executive except as contemplated in (a) (i), (ii) and (iii) above.

                  (c) If the Employment Period ends early pursuant to paragraph 5 hereof on account of Termination for Cause, the Company shall pay Executive an amount equal to that amount Executive would have received as salary (based on Executive's salary then in effect) had the Employment Period remained in effect until the later of the effective date of the Company's termination of Executive's employment or the date thirty days after the Company's notice to Executive of such termination. The Company shall make no further payments to Executive except as contemplated in (a) (i), (ii) and (iii) above.

                  (d) If the Employment Period ends early pursuant to paragraph 5 hereof on account of a Termination without Cause or a Termination by Executive for Good Reason, and such termination does not constitute a Termination Following a Change of Control, the Company shall pay to Executive a lump sum payment equal to three times Executive's base salary at the time of such termination (or, if higher, Executive's Reference Salary). In addition, the Company shall reimburse Executive (net after taxes on the receipt of such reimbursement) for any premiums paid by Executive for health insurance provided to Executive (for Executive and his dependents) by the Company subsequent to the end of the Employment Period pursuant to the requirements of COBRA as in effect on the date of this Agreement. The Company shall make no further payments to Executive except as contemplated in (a)(i), (ii) and (iii) above. It is expressly understood that the Company's payment obligations under this subparagraph (d) shall cease in the event Executive breaches any of his agreements in paragraph 7 or 8 hereof.

                  (e) If the Employment Period ends early pursuant to paragraph 5 hereof on account of a Termination by Executive with Advance Notice, and such termination does not constitute a Termination Following a Change of Control, the Company shall make no further payments to Executive except as contemplated in
(a) (i), (ii) and (iii) above.

                  (f)(i) If the Employment Period ends early pursuant to paragraph 5 hereof on account of a Termination Following a Change of Control, Executive shall be entitled to receive the following:

                           (A) For a period of three years following the date of termination, Executive's base salary at the time of such termination (or, if higher, Executive's Reference Salary) payable at the times such amounts would have been paid; PROVIDED, HOWEVER, that if Executive so chooses, in his sole discretion, such payment under this subparagraph (f)(i)(A) shall be made in a lump sum;

                           (B) A lump sum payment equal to Executive's Target Bonus for the year in which such termination occurs (or, if higher, Executive's Target Bonus for the preceding year or the year in which the Change of Control occurs);

                           (C) If Executive's employment is terminated after July 1 of the then-current year, an additional amount equal to the product of
                                    (x) Executive's Target Bonus for the year in which such termination occurs (or, if higher, Executive's Target Bonus for the preceding year or the year in which the Change of Control occurs) multiplied by (y) a fraction, the numerator of which shall be the number of months that have elapsed, on the day of termination, during the then-current year

                                    (rounded up to the nearest full month) and the denominator of which shall be 12; and

                           (D) For a period of one year following the date of termination, Executive shall be entitled to be a full participant in, and shall be entitled to the benefits provided under, the Company's Standard Executive Benefits Package (but shall not be entitled to stock option, performance share, performance unit, stock purchase, stock appreciation or similar equity-based compensatory benefit awards) and the additional benefits set forth in Section 3(f) hereof at the time of such termination (or, if higher, for the preceding year or the year in which the Change of Control occurs). If, however, Executive is not eligible to participate in the benefits as set forth in the preceding sentence, the Company shall reimburse Executive, on a monthly basis (net after taxes on the receipt of such reimbursement), for any premiums or other fees paid by Executive to obtain benefits (for Executive and his dependents) equivalent to the Standard Executive Benefits Package and the additional benefits set forth in Section 3(f). Notwithstanding the foregoing or any other provision of this Agreement, (A) for the purpose of determining the period of continuation coverage to which the Executive or any of his dependents is entitled pursuant to the requirements of COBRA, the Executive's "qualifying event," subject to the requirements of applicable plans, will be the termination of the one-year period set forth above in this subparagraph
                                    (f)(i)(D) and the Executive will be
                                    considered to have remained actively
                                    employed on a full time basis through that date and (B) the Company shall reimburse Executive (net after taxes on the receipt of such reimbursement) for any premiums paid by Executive for health insurance provided to Executive (for Executives and his dependents) by the Company pursuant to the requirements of COBRA as in effect on the date of this Agreement.

         (ii) LIMITATION ON PAYMENTS AND BENEFITS. Notwithstanding any provision of this Agreement to the contrary, if any amount or benefit to be paid or provided under this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any bonus, stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing would be an "Excess Parachute Payment," within the meaning of Section 280G of the Code, or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided to Executive, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). The determination of whether any reduction in such payments or benefits to be provided under this Agreement is required pursuant to the preceding sentence shall be made at the expense of the Company, if requested by the Executive or the Company, by the Company's independent accountants. The fact that the Executive's right to payments or benefits may be reduced by reason of the limitations contained in this paragraph 6(f) shall not of itself limit or otherwise affect any other rights of the Executive other than pursuant to this Agreement. In the event that any payment or benefit intended to be provided under this Agreement is required to be reduced pursuant to this paragraph 6(f), the Executive shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this paragraph 6(f). The Company shall provide the Executive with all information reasonably requested by the Executive to permit the Executive to make such designation. In the event that the Executive fails to make such designation within 10 business days of the Date of Termination, the Company may effect such reduction in any manner it deems appropriate.

                  (g) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" as quoted from time to time during the relevant period in the Midwest Edition of THE WALL STREET JOURNAL. Such interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

                  (h) Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise.

                  7. CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations and data obtained by him while employed by the Company pursuant to this Agreement, as well as those obtained by him while employed by the Company or any of its subsidiaries or affiliates or any predecessor thereof prior to the date of this Agreement, concerning the business or affairs of the Company or any of its subsidiaries or affiliates or any predecessor thereof (unless and except to the extent the foregoing become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act, "CONFIDENTIAL INFORMATION") are the property of the Company or such subsidiary or affiliate. Therefore, Executive agrees that during the Employment Period and for three years thereafter he shall not disclose any Confidential Information without the prior written consent of the Board unless and except to the extent that such disclosure is (i) made in the ordinary course of Executive's performance of his duties under this Agreement or (ii) required by any subpoena or other legal process (in which event Executive will give the Company prompt notice of such subpoena or other legal process in order to permit the Company to seek appropriate protective orders), and that he shall not use any Confidential Information for his own account without the prior written consent of the Board. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may reasonably request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, or to the work product or the business of the Company or any of its subsidiaries or affiliates which he may then possess or have under his control.

                  8. NON-COMPETE, NON-SOLICITATION.

                  (a) Executive acknowledges that in the course of his employment with the Company pursuant to this Agreement he will become familiar, and during the course of his employment by the Company or any of its subsidiaries or affiliates or any predecessor thereof prior to the date of this Agreement he has become familiar, with trade secrets and customer lists of and other confidential information concerning the Company and its subsidiaries and affiliates and predecessors thereof and that his services have been and will be of special, unique and extraordinary value to the Company.

                  (b) Executive agrees that during the Employment Period and for a period of one year after termination of his employment with the Company, he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, shareholder, investor or employee of or in any other corporation or enterprise or otherwise, engage or be engaged in, or assist any other person, firm, corporation or enterprise in engaging or being engaged in, any business then actively being conducted by the Company or any of its subsidiaries or affiliates.

                  (c) Executive further agrees that during the Employment Period and for a period of two years after termination of his employment with the Company, he shall not in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or of any of its subsidiaries or affiliates to quit or abandon his employ.

                  (d) Nothing in this paragraph 8 shall prohibit Executive from being: (i) a shareholder in a mutual fund or a diversified investment company or
(ii) a passive owner of not more than 5% of the outstanding equity securities of any class of a corporation or other entity which is publicly traded, so long as Executive has no active participation in the business of such corporation or other entity.

                  (e) If, at the time of enforcement of this paragraph, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  9. ENFORCEMENT. Because Executive's services are unique and because Executive has access to Confidential Information and work product, the parties hereto agree that the Company would be damaged irreparably in the event any of the provisions of paragraph 8 hereof were not performed in accordance with their specific terms or were otherwise breached and that money damages would be an inadequate remedy for any such non-performance or breach. Therefore, the Company or its successors or assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security).

                  10. EXECUTIVE REPRESENTATIONS. Executive represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound,

(ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

                  11. SURVIVAL. Subject to any limits on applicability contained therein, paragraphs 7 and 8 hereof shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

                  12. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight carrier or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                           NOTICES TO EXECUTIVE:
                           ---------------------

                           Mr. Thomas L. Kemp
                           7099 Gates Road
                           Gates Mills, Ohio  44040

                           NOTICES TO THE COMPANY:
                           -----------------------

                           c/o Mr. King Harris
                           Pittway Corporation
                           200 South Wacker Drive, Suite 700
                           Chicago, IL  60606-5802

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

                  13. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  14. PAYMENT OF CERTAIN COSTS AND EXPENSES.

                  (a) PREVAILING PARTY'S LITIGATION EXPENSES. In the event of litigation between the Company and Executive related to this Agreement, the non-prevailing party shall reimburse the prevailing party for any costs and expenses (including without limitation attorneys' fees) reasonably incurred by the prevailing party in connection therewith.

                  (b) CHANGE OF CONTROL OF THE COMPANY. Without limiting the generality of (a) above, in the event that there is a Change of Control of the Company, if it should appear to Executive that the Company has failed to comply with any of its obligations under this Agreement or if it wrongfully withholds from Executive any amount payable to Executive pursuant to the SERP, or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Executive the benefits provided or intended to be provided to Executive hereunder, the Company irrevocably authorizes Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as hereafter provided, to advise and represent Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and Executive agree that a confidential relationship will exist between Executive and such counsel. Without respect to whether Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by Executive in connection with any of the foregoing.

                  (c) SOURCE OF PAYMENTS. Except as otherwise specified herein, in the event a Change of Control occurs, any payments to Executive pursuant to this Agreement and the performance of the Company's obligations hereunder shall be secured by amounts deposited or to be deposited in a trust established by the Company for the benefit of Executive (and, at the Company's option, for the benefit of other executives of the Company who are entitled to payments similar to those provided in this Agreement) (the "Trust"). The Company shall transfer to such Trust assets from which all or a portion of the payments provided under this Agreement are to be paid, provided that such assets of the Trust shall at all times be subject to the claims of general unsecured creditors of the Company and that neither Executive nor any other person entitled to payments through the Trust shall at any time have a prior claim to such assets. Any payments to Executive under this Agreement that are not paid through the Trust shall be paid from the Company's general assets, and Executive shall have the status of a general unsecured creditor with respect to the Company's obligations to make payments under this Agreement.

                  15. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

                  16. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

                  17. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any of his or its rights or delegate any of his or its obligations hereunder without the prior written consent of the other party. Executive hereby consents to the assignment by the Company of all of its rights and obligations hereunder to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company's assets, provided such transferee or successor assumes the liabilities of the Company hereunder.

                  18. CHOICE OF LAW. This Agreement shall be governed by the internal law, and not the laws of conflicts, of the State of Ohio.

                  19. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.


                                       PENTON MEDIA, INC.



Date: January 31, 1999                 By   /S/ KING HARRIS
                                         -----------------------------------
                                       Its Chairman of the Board



Date: February 5, 1999                    /S/ THOMAS L. KEMP
                                         -----------------------------------
                                         THOMAS L. KEMP